SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2017

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, the Board of Directors of Nortech Systems Incorporated (the “Company”) appointed Matthew Mahmood, 47, as Chief Operating Officer of the Company. Mr. Mahmood has over 20 years of management experience in manufacturing, technology and finance. He joins Nortech from Marabek LLC in Edina, Minn., an acquisitions and holding company with a global reach; he was managing director. From 2002 to 2015, he was COO at Thermotech Inc. / Pioneer Plastics Inc., of Hopkins and Eagan, Minn., a manufacturing and injection-molding company that supplies global Fortune 1000 companies in the U.S., Mexico, Asia and Europe. Pioneer and its subsidiaries also provide contract manufacturing, assembly and logistics services. Prior to that, Mahmood was founder and COO for Circata Corporation in Eagan, Minn., a wireless infrastructure developer. Earlier he worked as a senior management and business development advisor with American Express in Minneapolis. He earned a master’s degree in business administration from the Carlson School of Management at the University of Minnesota. Mr. Mahmood is currently active on boards of two Minnesota universities and three non-profits.

A copy of the Company’s press release regarding Mr. Mahmood’s appointment is furnished as Exhibit 99.1 to this report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                                                 Exhibits.

Exhibit No.	Description/Exhibit
99.1	Press Release of Nortech Systems Incorporated dated May 17, 2017

Date: May 17, 2017

Nortech Systems Incorporated
(Registrant)

/s/ Richard G. Wasielewski
Richard G. Wasielewski, CEO